INVESTOR CONTACT:

Lippert/Heilshorn & Associates, Inc.

Don Markley

dmarkley@lhai.com

(310) 691-7100

Genesis Biopharma Names Martin Schroeder to Board of Directors

LOS ANGELES (June 13, 2011) – Genesis Biopharma, Inc. (OTC/BB: GNBP), a biotechnology company developing targeted cancer therapies, today announced it has named Martin Schroeder to its Board of Directors.  Mr. Schroeder is a business consultant with more than 30 years of experience advising healthcare companies with regard to corporate strategy, strategic partnerships, marketing and business development, competitive positioning, and mergers and acquisitions.

“Martin has provided extraordinary value to Genesis Biopharma in recent months, playing a key role in the development and execution of our autologous cell therapy strategy and in the formation of our new Scientific and Medical Advisory Board (SMAB).  As a member of the Board, his broad industry experience, in-depth knowledge of clinical and regulatory procedures and issues, and an ability to work collaboratively with management and the scientific community will continue to be an important factor in our progress and success,” stated Anthony J. Cataldo, Chairman and Chief Executive Officer of Genesis Biopharma. “I look forward to working closely with Martin as we advance our product candidate, Cōntego™, for the treatment of metastatic melanoma. Based on the recent FDA approval and commercial launch of Dendreon’s (Nasdaq: DNDN) Provenge®, we are very optimistic about our development plans and the potential for Cōntego.”

“Genesis Biopharma’s product candidate, Cōntego, is one of the most exciting cancer therapies being developed today,” said Martin Schroeder. “I'm really looking forward to working with Tony and Genesis Biopharma’s board to help with the commercialization of Cōntego.”

Mr. Schroeder is currently Executive Vice President and Managing Director of the Emmes Group, Inc., a strategic business consulting firm, and is responsible for its West Coast and International practices.  Earlier he held a number of industry management and executive positions, including Chairman, President and Chief Executive Officer of AMS, Inc., a venture capital backed molecular genetics company.  He was also a Visiting Scientist at the U.S. Department of Agriculture. Mr. Schroeder holds a Bachelor of Science degree in Biochemistry from the University of California Los Angeles, and a Master of Science degree in Biochemistry from California State University, Long Beach.

Genesis Biopharma’s prestigious SMAB is comprised of leading oncology researchers and clinicians in the U.S., including Cassian Yee, M.D., Professor of Medicine at the University of Washington’s Fred Hutchinson Cancer Research Center; James Mulé, Ph.D. and Jeffrey Weber, M.D., Ph.D., of the H. Lee Moffitt Cancer Center & Research Institute; Patrick Hwu, M.D. and Laszlo Radvanyi, Ph.D., of MD Anderson Cancer Center; Daniel Powell, Ph.D., of the University of Pennsylvania School of Medicine; Mario Sznol, M.D., of Yale University School of Medicine; and David DiGiusto, Ph.D., of the City of Hope.

About Genesis Biopharma, Inc.

Genesis Biopharma, Inc. is a development-stage biotechnology company engaged in the development of targeted cancer therapies. For more information about the company, visit www.genesis-biopharma.com.

Forward-Looking Statements

The foregoing announcement contains forward-looking statements that can be identified by such terminology as “expects”, “hopes”, “potential”, “suggests”, “bodes”, “may”, “should”, “could”, or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements.  In particular, management's expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the company's ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general.  Forward-looking statements speak only as of the date they are made.  The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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